Exhibit 99.1


                                       Company Contact:         Lisa D. Lettieri
                                                    Scientific Games Corporation
                                                                    212-754-2233

                                          Media Contact:         Shelley Spector
                                                        Spector Associates, Inc.
                                                                    212-943-5858



               SCIENTIFIC GAMES REPORTS FIRST QUARTER 2004 RESULTS

        Revenues Increased 51%; Net Income Increased 80% to $20 million;
                     Earnings per Diluted Share were $0.22

NEW YORK, NY, APRIL 22, 2004 - SCIENTIFIC GAMES CORPORATION [NASDAQ: SGMS] today announced results for the first quarter ended March 31, 2004. Revenues for the first quarter of 2004 increased 51% to $185.5 million compared to $123.2 million for the first quarter of 2003. Income before the preferred stock dividend was $20.4 million, an increase of 80% over 2003 first quarter income of $11.3 million, and diluted earnings per share increased 69% to $0.22 in the first quarter of 2004 from $0.13 per diluted share in of the first quarter of 2003.

EBITDA (earnings before interest, taxes, depreciation and amortization - see the following EBITDA reconciliation) was $53.0 million in the first quarter of 2004 versus $34.8 million for the first quarter of 2003, an increase of 52%.

Increases in revenue were primarily due to the contribution from IGT OnLine Entertainment Systems, Inc. (OES) acquired in November of 2003, the additional revenues from new lottery customers such as Tennessee and North Dakota, continued strong instant ticket sales especially in states using our Cooperative Services, and sales of lottery terminals to The Ontario Lottery Corporation. Together with the preceding factors, the increase in net income also reflects a decrease in our effective tax rate to 31.5%.

"We had a very busy and successful first quarter helping both the Tennessee Lottery and the North Dakota Lottery with their start ups," said Lorne Weil, Chairman and CEO of Scientific Games. "We got the Tennessee Lottery started three weeks early and in those three weeks it sold almost $100 million worth of instant tickets. North Dakota started its Powerball(R) online game on March 25th with about 400 retailers and achieved the highest per capita launch in Powerball history. Never before has a new lottery launched with its online game first and we did it in record time. The North Dakota Lottery is expected to add two more multi-state online games, Hot Lotto and Wild Card 2, shortly. "

"During the first quarter we made important strides integrating the OES operations into ours. We have begun transitioning customers over to our centralized customer service center in Georgia, and making equipment and software upgrades, both of which should reduce costs and improve service for these lottery customers and their retailers, as well as stimulate growth in revenue. We are also establishing centralized support for customer networks, software and quality control."

Mr. Weil continued, "Once again instant ticket sales were very strong in our Cooperative Service states. Although the industry figures have not yet been published for the first quarter, we see no retreat from recent quarters' 9-10% sales growth. In a continuing effort to maximize efficiencies we have ordered a new short run press for our Alpharetta, Georgia facility that will allow us to better manage production and handle increasing commercial orders. In addition we are in the process of shifting phone card production to our facility in Chile and increasing our instant ticket capability in the UK."

Scientific Games said it has begun to introduce five new online games to customers and the reception has been very positive. Pennsylvania in particular is experiencing robust sales of its new Match 6(TM) online game.

Mr. Weil continued, "During the first quarter, we introduced our newest vending solutions, PlayCentral(TM) and ConvenienceCentral(TM), to most of our customers in the US and abroad. PlayCentral, targeted at supermarkets, and ConvenienceCentral, designed for convenience stores and other smaller retailers, allow lotteries to increase the efficiency of existing retail outlets as well as expand into new distribution points. Both should lead to notably higher ticket sales. Currently our backlog stands at 2,450 vending machines."

"The pari-mutuel and venue management business segments are just now entering their strongest seasons. During the first quarter we continued conversion to our new Linux-based Quantum(TM) system, providing unprecedented throughput, distribution and security. We signed an agreement with Youbet.com to provide pari-mutuel services including a centralized wagering network, maintenance and security services - a contract worth nearly $7 million over its five-year term and containing a three-year option to renew."

"Magna Entertainment extended its contract for our account wagering platform Trackplay(TM), used to run Magna's XpressBet(TM) Internet site. Finally we obtained new racing customers in Ghana, Kenya and Armenia for pari-mutuel services and began offering our new proprietary V 75(TM) wagers in The Netherlands."

"Our Venue Management subsidiary launched its first cable racing show in February and we will be expanding its broadcast hours and subscriber base throughout the rest of the year. For the first quarter of 2004, call volume during the hours of the show increased 70% over the prior year. Wagering through our On The Wire(R) account wagering hub was $29 million in 2003. We are also in preliminary discussions with several Native American tribes and casino ships to establish race books within their operations, similar to our enormously successful race book at the Mohegan Sun. Although we can offer no assurance that such agreements will in fact be completed, we are excited about the possibilities."

Guidance
We are maintaining our previous 2004 guidance for revenue of $690 million to $720 million, EBITDA of $195 million to $205 million and net income per diluted share of $0.76 to $0.83.

As a reminder, Scientific Games previously announced its intention to discontinue guidance beginning in 2005.

Conference Call Details
Scientific Games Corporation invites you to join its conference call at 8:30 am EDT on April 23, 2004 by dialing 877-407-8035 or 201-689-8035 for international callers. There will also be a live webcast accessible through www.scientificgames.com on the Investor Relations page.

A replay of the conference call will be available until midnight on Friday, April 30, 2004 at 877-660-6853 or for international callers 201-612-7415, Conference ID 99040 and Account Number 1628. The webcast will be archived on www.scientificgames.com for 30 days.

About Scientific Games
Scientific Games Corporation is the leading integrated supplier of instant tickets, systems and services to lotteries, and the leading supplier of wagering systems and services to pari-mutuel operators. It is also a licensed pari-mutuel gaming operator in Connecticut and The Netherlands and is a leading supplier of prepaid phone cards to telephone companies. Scientific Games' customers are in the United States and more than 60 other countries. For more information about Scientific Games, please visit our web site at www.scientificgames.com.

Safe Harbor
This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. For certain information regarding these risks and uncertainties, reference is made to Scientific Games' Annual Report on Form 10-K for the fiscal year ended December 31, 2003.


                                - TABLES FOLLOW -


                  SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                   Three Months Ended March 31, 2003 and 2004
              (Unaudited, in thousands, except per share amounts)

                                                               2003           2004
                                                            ----------    -----------

Operating revenues:
    Services................................................$  105,267       141,633
    Sales ...................................................   17,951        43,832
                                                              --------      --------
                                                               123,218       185,465
                                                              --------      --------
Operating expenses (exclusive of depreciation and
  amortization shown below):
    Services ................................................   57,628        75,885
    Sales ...................................................   12,407        30,656
    Amortization of service contract software ...............    1,267         1,434
                                                              --------      --------
                                                                71,302       107,975
                                                              --------      --------
       Total gross profit ...................................   51,916        77,490

Selling, general and administrative expenses ................   18,342        25,920
Depreciation and amortization ...............................    9,781        13,760
                                                              --------      --------
       Operating income .....................................   23,793        37,810
                                                              --------      --------
Other deductions:
    Interest expense ........................................    6,232         7,390
    Other (income) expense ..................................     (104)          608
                                                              --------      --------
                                                                 6,128         7,998
                                                              --------      --------
    Income before income tax expense ........................   17,665        29,812
Income tax expense ..........................................    6,344         9,391
                                                              --------      --------
    Net income ..............................................   11,321        20,421
Convertible preferred stock dividend ........................    1,847         1,982
                                                              --------      --------
Net income available to common stockholders.................$    9,474        18,439
                                                              ========      ========

Basic and diluted net income per share:
  Basic net income available to common stockholders.........$     0.16          0.30
                                                              ========      ========
  Diluted net income available to common stockholders.......$     0.13          0.22
                                                              ========      ========

Weighted average number of shares used in per share
  calculations:
    Basic shares ............................................   59,450        61,942
                                                              ========      ========
    Diluted shares ..........................................   87,932        91,825
                                                              ========      ========

                  SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                    SELECTED CONSOLIDATED BALANCE SHEET DATA

                      December 31, 2003 and March 31, 2004
                            (Unaudited, in thousands)


                                                         December 31,  March 31,
                                                             2003        2004
                                                         -----------  ----------

Assets:
    Cash and cash equivalents ..........................  $ 79,373      92,573
    Other current assets ...............................   157,992     154,348
    Property and equipment, net ........................   228,730     237,386
    Long-term assets ...................................   496,894     488,467
                                                          --------    --------
       Total assets ....................................  $962,989     972,774
                                                          ========    ========

Liabilities and Stockholders' Equity:
    Current portion of long-term debt ..................  $  6,327       7,261
    Other current liabilities ..........................   152,096     139,541
    Long-term debt, excluding current portion ..........   525,836     524,541
    Other long-term liabilities ........................    41,578      40,108
    Stockholders' equity ...............................   237,152     261,323
                                                          --------    --------
       Total liabilities and stockholders' equity: .....  $962,989     972,774
                                                          ========    ========


                  SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED SEGMENT OPERATING DATA

                   Three Months Ended March 31, 2003 and 2004
                           (Unaudited, in thousands,)

                                                                              Quarter Ended March 31, 2003
                                                          ---------------------------------------------------------------------
                                                                                                        Telecom-
                                                                                           Venue       munications
                                                           Lottery      Pari-Mutuel      Management     Products
                                                            Group          Group           Group         Group         Totals
                                                          --------      -----------     -----------   ------------    ---------

Service revenues .......................................  $ 70,964         18,930         15,373             --        105,267
Sales revenues .........................................     6,047          2,040           --            9,864         17,951
                                                           -------        -------        -------        -------        -------
Total revenues .........................................    77,011         20,970         15,373          9,864        123,218
                                                           -------        -------        -------        -------        -------
Cost of service ........................................    36,331         10,748         10,549           --           57,628
Cost of sales ..........................................     4,485          1,253           --            6,669         12,407
Amortization of service contract software...............       661            606           --             --            1,267
                                                           -------        -------        -------        -------        -------
Total operating expense ................................    41,477         12,607         10,549          6,669         71,302
                                                           -------        -------        -------        -------        -------
Gross profit ...........................................    35,534          8,363          4,824          3,195         51,916
Selling, general and administrative expenses............     9,233          2,232            902          1,214         13,581
Depreciation and amortization ..........................     5,673          2,769            503            647          9,592
                                                           -------        -------        -------        -------        -------
Segment operating income ...............................   $20,628          3,362          3,419          1,334         28,743
                                                           =======        =======        =======        =======        =======
Unallocated corporate expense ..........................                                                                 4,950
                                                                                                                       -------
Consolidated operating income ..........................                                                               $23,793
                                                                                                                       =======


                                                                               Quarter Ended March 31, 2004
                                                        --------------------------------------------------------------------------
                                                                                                         Telecom-
                                                                                            Venue       munications
                                                          Lottery        Pari-Mutuel      Management     Products
                                                           Group           Group            Group         Group            Totals
                                                         ---------       -----------     -----------   ------------      ---------

Service revenues ...................................     $107,294          19,043          15,296            --           141,633
Sales revenues .....................................       29,565             689            --            13,578          43,832
                                                         --------        --------        --------        --------        --------
Total revenues .....................................      136,859          19,732          15,296          13,578         185,465
                                                         --------        --------        --------        --------        --------
Cost of service ....................................       55,010           9,994          10,881            --            75,885
Cost of sales ......................................       20,247             409            --            10,000          30,656
Amortization of service contract software...........          793             641            --              --             1,434
                                                         --------        --------        --------        --------        --------
Total operating expense ............................       76,050          11,044          10,881          10,000         107,975
                                                         --------        --------        --------        --------        --------
Gross profit .......................................       60,809           8,688           4,415           3,578          77,490
Selling, general and administrative expenses........       16,562           1,839           1,004           1,482          20,887
Depreciation and amortization ......................        9,507           2,820             490             733          13,550
                                                         --------        --------        --------        --------        --------
Segment operating income ...........................     $ 34,740           4,029           2,921           1,363          43,053
                                                         ========        ========        ========        ========        ========
Unallocated corporate expense ......................                                                                        5,243
                                                                                                                         --------
Consolidated operating income ......................                                                                     $ 37,810
                                                                                                                         ========

                  SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                  RECONCILIATION OF NET INCOME BEFORE PREFERRED
                            STOCK DIVIDENDS TO EBITDA
                            (Unaudited, in thousands)


                                                               Quarter Ended
                                                                  March 31,
                                                           ---------------------
                                                               2003      2004
                                                           ----------  ---------

Net income before preferred stock dividends.............   $  11,321     20,421
Add:  Income tax expense................................       6,344      9,391
Add:  Depreciation and amortization expense.............      11,048     15,194
Add:  Interest expense..................................       6,232      7,390
Add:  Other (income) expense............................        (104)       608
                                                           ---------   --------
EBITDA..................................................   $  34,841     53,004
                                                           =========   ========

      EBITDA, as included herein, represents operating income plus depreciation and amortization expenses. EBITDA is included in this document as it is a basis upon which we assess our financial performance, and it provides useful information regarding our ability to service our debt. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity. EBITDA as defined in this document may differ from similarly titled measures presented by other companies.



                                      ####